School Specialty®



Short Year 2015
Second Quarter and Six-Month Financial Update

December 2, 2015

Short Year 2015 Second Quarter – Momentum Continues

School Specialty

- One of the best operational peak-seasons in Company history based on productivity, on-time shipping metrics and direct customer (post-peak season survey) and employee feedback.

- Transition to one-SSI model generating anticipated cost savings and improving organizational effectiveness.

- Build-out of inside sales team and investments in category specialists continues; leading to increased customer touch points and domain expertise that can be leveraged in key growth segments.

- Launched expansion into Healthcare vertical through a strategic partnership with Amerinet, one of the largest GPO's in the nation.

- Year-over-year increases for both the second quarter and six-months in total revenues, operating and net income, adjusted EBITDA and free cash flow; SG&A down 9.9% YOY in the quarter and 8.4% YTD.

- Management raising guidance for CY15 given strength in YTD performance and outlook.

SY 2015 Second Quarter Financial Highlights

School Specialty

- **Overall revenues of $245.1 million, an increase of $6.5 million or 2.7%**
  - Distribution segment revenues of $207.4 million versus $207.9 million, a decline of $0.5 million or 0.2%; Strong growth in Furniture segment offset by declines in Supplies and Agendas categories (NOTE: Agendas category impacted by foreign exchange translation -- $1.5 million impact).
  - Curriculum segment revenues of $37.7 million vs. $30.8 million, an increase of $6.9 million or 22.5%; Science segment posts gains of $7.3 million, offsetting modest decline in Reading segment.

Distribution and Curriculum Segment Review

- $7.0 million of the decline in Supplies category is a result of strong Fulfillment Center performance in SY15 which shifted sales into Q1; the remainder is primarily due to delayed budget approvals within certain key states. *November bookings showed a YOY increase of approximately 5.8% for the month.*
- Furniture revenue growth driven by increased spending in new school construction, coupled with better operational performance and new sales force alignment and partnerships.
- Declines in Instructional Solutions category anticipated as the Company continues to realign its offering; similar to Supplies, management estimates that $0.7 shifted into Q1 due to Fulfillment Center performance. *November bookings showed a YOY increase of approximately 5.5% for the month.*
- A/V Tech category declines anticipated as certain Common Core related product sales drove prior year period and have since normalized.
- Agendas, while down YOY, performed better than expected; FX impact of $1.5 million also contributed to lower revenues in the quarter.
- Science revenues increased due to strong acceptance of new curriculum offerings, primarily Next Gen FOSS, and timing of orders more significantly weighted to Q2 in current SY.
- Reading revenues declined modestly as the Company continues to realign its offering and go-to-market strategy.

	SY 15 2Q	SY 14 2Q	Change	% Change
Supplies	$ 86,664	$ 96,803	$ (10,139)	-10.5%
Loose Furniture	44,319	39,809	4,510	11.3%
Projects	36,478	25,448	11,030	43.3%
Instructional Solutions	9,500	10,549	(1,049)	-9.9%
AV Tech	5,205	6,021	(816)	-13.6%
Agendas	24,351	27,933	(3,582)	-12.8%
Freight Revenue (excl. Agendas)	2,150	2,232	(82)	-3.7%
Customer Allowances / Discounts	(1,242)	(914)	(328)	35.9%
Total Distribution Revenues	**$ 207,425**	**$ 207,881**	**$ (456)**	**-0.2%**
Science	29,442	22,094	7,348	33.3%
Reading	8,282	8,696	(414)	-4.8%
Total Curriculum Revenues	**$ 37,724**	**$ 30,790**	**$ 6,934**	**22.5%**
Total Consolidated Revenues	**$ 245,149**	**$ 238,671**	**$ 6,478**	**2.7%**

SY 2015 Second Quarter Financial Highlights – Cont'd

- **Gross margins of 36.1% vs. 36.4%, a decline of 30 basis points ("bps")**
  - Distribution segment margins of 32.6% vs. 34.2%; change in mix (higher Furniture revenues and lower Agendas and Supplies revenues) reduced gross margins by approximately 150 bps; 70 bps decline due to impact of the weaker Canadian dollar versus the U.S. dollar; improved gross margin rates at the category level contributed to 60 bps favorability.
  - Curriculum segment margins of 55.3% vs. 51.1%; a decrease in product development amortization of $0.9 million, combined with increased revenue over which the amortization is spread, resulted in 410 bps of gross margin improvement; remaining increase of 10 bps due to higher gross margin at the product category level, partially offset by year-over-year change in mix.

- **Selling, general and administrative (SG&A) expenses of $61.2 million vs. $67.9 million, an improvement of $6.7 million or 9.9%**
  - Distribution and Curriculum segment SG&A down $4.1 million or 6.3%; lower headcount resulted in a $3.8 million reduction in compensation and benefit costs, partially offset by $2.0 million of incremental incentive compensation ($0 in PY) and incremental expenses associated with outsourcing initiatives; lower variable outbound transportation costs ($1.4 million), catalog expenses ($1.2) and depreciation and amortization ($0.7) also contributed to improvements.
  - Corporate SG&A declined $2.6 million from $3.2 million to $0.6 million as a result of lower restructuring related costs.

- **Operating income of $26.8 million vs. $17.0 million, up $9.8 million or 57.7% / Net income of $19.8 million vs. $11.9 million, up $7.9 million or 66.4%**
  - Improvements in both operating and net income driven by higher revenues, lower SG&A and restructuring costs, lower product development amortization, and lower net interest expense.

- **Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $34.7 million vs. adjusted EBITDA of $30.2 million, an improvement of $4.5 million or 14.9%**

SY 2015 Six-Month Financial Highlights

- **Revenues of $447.7 million, an increase of $6.5 million or 1.5% (Distribution revenues up $3.5 million and Curriculum revenues up $3.0 million)**
- **Gross margin of 37.5%, down 20 bps (Distribution gross margin down 110 bps and Curriculum gross margin up 370 bps)**
- **SG&A expenses of $118.9 million, a decrease of $10.9 million or 8.4% (Segment SG&A down $6.2 million / Corporate SG&A down $4.7 million)**
- **Operating income of $46.9 million, an increase of $13.4 million or 40.0% / Net income of $34.8 million, an increase of $11.9 million or 52.0%**
- **Adjusted EBITDA of $62.0 million, an improvement of $4.6 million or 8.0%**

	SY 15 2Q YTD	SY 14 2Q YTD	Change	% Change
Supplies	$ 178,503	$ 183,270	$ (4,767)	-2.6%
Loose Furniture	75,752	69,223	6,529	9.4%
Projects	46,461	33,567	12,894	38.4%
Instructional Solutions	19,569	20,317	(748)	-3.7%
AV Tech	9,968	11,933	(1,965)	-16.5%
Agendas	46,756	54,880	(8,124)	-14.8%
Freight Revenue (excl. Agendas)	3,765	3,924	(159)	-4.1%
Customer Allowances / Discounts	(2,719)	(2,563)	(156)	6.1%
Total Distribution Revenues	**$ 378,055**	**$ 374,551**	**$ 3,504**	**0.9%**
Science	49,631	45,598	4,033	8.8%
Reading	16,993	17,991	(998)	-5.5%
Total Curriculum Revenues	**$ 66,624**	**$ 63,589**	**$ 3,035**	**4.8%**
Total Consolidated Revenues	**$ 444,679**	**$ 438,140**	**$ 6,539**	**1.5%**

Distribution and Curriculum Segment Review

- Supplies category declined primarily due to delayed budget approvals in some key states. Booking trends indicate a 6% YOY lift in post-peak season orders.
- Strength in Furniture segment drove Distribution performance, up $19.4 million, driven by market trends, enhancements to private label offering and better supply chain performance.
- Instructional Solutions category declined primarily due to the continued evaluation of product offerings. Newly implemented initiatives beginning to have positive impact on category (bookings improving).
- A/V Tech category declines anticipated as a result of higher sales in prior year period related to Common Core sales.
- Agendas category decline was less than expected due to changes in product offering and adjustments to sales strategy to improve retention rates; $1.6 million of the decline due to a weaker Canadian dollar.
- Science revenues increased due to strong acceptance of new curriculum offerings, primarily FOSS Next Gen and CPO Link.
- Reading segment declined as demand was slightly weaker than expected; ongoing transition in product mix to drive future performance. First major enhancement to product line on track to launch in 1H of FY16.

Consolidated Combined Statement of Operations

School Specialty

Amounts in thousands, except per share amounts (unaudited)

	Three Months Ended October 24, 2015	Three Months Ended October 25, 2014	Six Months Ended October 24, 2015	Six Months Ended October 25, 2014
Revenues	$ 245,148	$ 238,670	$ 444,678	$ 438,139
Cost of revenues	156,615	151,848	278,143	272,751
Gross profit	88,533	86,822	166,535	165,388
Selling, general and administrative expenses	61,157	67,893	118,891	129,835
Restructuring charges	587	1,929	779	2,062
Operating income (loss)	26,789	17,000	46,865	33,491
Other expense:				
Interest expense	4,871	5,206	9,909	10,481
Loss on prepayment of long-term indebtedness	200	-	200	-
Loss on early extinguishment of debt	877	-	877	-
Reorganization items, net	-	-	-	271
Change in fair value of interest rate swap	(58)	42	(116)	29
Income before provision for income taxes	20,899	11,752	35,995	22,710
Provision for (benefit from) income taxes	1,074	(171)	1,212	(227)
Net income	$ 19,825	$ 11,923	$ 34,783	$ 22,937
Weighted average shares outstanding:				
Basic	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000
Net Income per Share:				
Basic	$ 19.83	$ 11.92	$ 34.78	$ 22.94
Diluted	$ 19.83	$ 11.92	$ 34.78	$ 22.94

Adjusted EBITDA Comparisons

Amounts in thousands

	Three Months Ended October 24, 2015	Three Months Ended October 25, 2014	Six Months Ended October 24, 2015	Six Months Ended October 25, 2014
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income	$ 19,825	$ 11,923	$ 34,783	$ 22,937
Provision for (benefit from) income taxes	1,074	(171)	1,212	(227)
Reorganization items, net	-	-	-	271
Restructuring costs	587	1,929	779	2,062
Restructuring-related costs incl in SG&A	597	3,164	967	5,706
Change in fair value of interest rate swap	(58)	42	(116)	29
Loss on early extinguishment of debt	877	-	877	-
Early termination fee	200	-	200	-
Depreciation and amortization expense	4,416	4,683	8,540	9,052
Amortization of development costs	2,088	3,278	4,333	6,949
Net interest expense	4,871	5,206	9,909	10,481
Stock-based compensation	261	141	521	141
Adjusted EBITDA	$ 34,738	$ 30,195	$ 62,005	$ 57,401

School Specialty®

SY 2015
Corporate Update



Delivering on our Primary Corporate Objectives

Stabilize Sales

- Returned to growth in SY15 – total revenues up 1.5% through the first six-months of SY15 with stronger bookings and order trends in key segments.
- Strong growth in Furniture segment driving Distribution performance.
- New Science product offerings fueling growth across Curriculum.
- Stabilization and growth initiatives underway in key categories (Art/Early Childhood/Special Needs/PE/Reading) to improve future performance.

Enhance Operations and Fulfillment Centers

- Continuous improvements in Fulfillment Centers with the application of Lean and Six Sigma principles drove strong peak-season performance.
- Supply chain enhancements resulting in lower cost structure and improved efficiencies.
- Met or exceeded internal benchmarks for on-time delivery, order accuracy, fill-rate and complete order rates.

Transition to a one-SSI Model

- Successfully integrated previously stand-alone departments in SY15; operating as "one-SSI".
- Aligned core shared services functions within Distribution and Curriculum to better leverage corporate resources in the areas of Merchandising, Marketing, Supply Chain, Finance, Human Resources and IT.
- Further opportunities to better integrate resources that support the Premier (Agendas), Frey and EPS (Reading) product categories (efforts underway).

Lay the Foundation for Growth

- Utilizing cross-departmental teams to develop strategic growth plans that address "franchise" areas of our business that have experienced declines in recent years.
- Focus on growth initiatives within Art, Early Childhood, Furniture, Special Needs, EPS and Physical Education.
- Generated 25% growth in e-tail channel in SY15 as a result of increased focus on channel partnerships.
- Established and enhanced relationships with third-parties to build offerings and reach into Higher Education, Office Supplies and Day and Summer Camp markets and Healthcare.

SY15 Distribution Segment Update

School Specialty

SSI has returned to growth following years of degradation in the business, driven by new leadership, refined sales strategy, build-out of inside sales network and strong operational execution.

SY15 YTD Accomplishments

- Distribution segment revenues increased $3.5 million, despite declines, generally consistent with expectations. While SSI continues to see competition from traditional Office Suppliers and felt the impact of delayed budget approvals in key states, operational performance and product category initiatives are beginning to positively impact sales.
- Furniture growth continues to be strong, driven by strength in proprietary, private-label offerings -- Classroom Select, Royal Seating, Bird-in-Hand and Childcraft -- new Architecture & Design (A&D) alliances and an overall uptick in new school construction. Shorter product lead times (relative to competition) also helped bolster transactional Furniture sales.
- Strengthened relationships and expanded offerings with select channel partners resulted in a 25% SYTD overall increase in e-tail channel revenues; launched B2B relationship with Amazon.com; implemented improvements to back-end processes to better manage assortment and streamline channel partner onboarding process; new Director of e-Tail Sales in place.
- Secured relationship with Amerinet to support the launch of Soar Life Products™ as part of our new Healthcare initiative; hired a Director of Healthcare Sales.
- Realigned Instructional Solutions offering – while down versus prior year, this segment is performing better than expected and momentum is building; new category management, addition of subject-matter experts supporting the field organization; key merchandising, marketing and catalog changes beginning to drive performance improvement.

SY15 Distribution Segment Update – Cont'd

Infrastructure enhancements and new sales force coverage model

leading to stronger SY15 financial performance and optimism for FY16 organic growth.

SY15 Accomplishments

- Continued build-out of the inside sales team resulting in more customer "touches" and better service levels; SY15 YTD accounts covered by Distribution Inside Sales team up 12.3% .
- Further integration of Marketing and Merchandising led to better promotion of customized products and an increase in Early Childhood sales; deployment of a "net-priced" offering for daycare facilities resonating well with customers.
- New resources allocated to partnership development; alliances driving growth in Office Supplies category geared to the classroom and school offices.
- Investments in bid processes and structure and marketing within co-ops leading to additional long-term sales opportunities; greater coordination with sales team on a state-by-state basis.
- Investments in and more effective utilization of CRM; companywide adoption scheduled for FY16.
- Progress being made with respect to comprehensive strategic plans to address "franchise" segments and recapture lost sales opportunities from prior years and drive innovation in offering (aligned with Sales and Merchandising) – key focus on Art, Early Childhood, Instructional Solutions, Special Needs, PE and Reading (EPS).

SY15 Curriculum Segment Update

Strong customer acceptance of new curriculum offerings in Science fueling growth and optimism;

SY15 Reading segment anticipated to decline modestly as new offerings are developed and sales model addressed.

- FOSS Next Generation experiencing strong demand across the country; strong momentum in Oklahoma with statewide adoption, momentum building in California districts, and key wins in Nevada and New Mexico, among others.
- Science segment benefiting from pent-up demand due to delay in Next Generation Science Standards and delays relating to recent intense focus on Common Core Literacy and Math.
- Modest success with Delta, though industry-wide pressures persist given focus on core science solutions; success with CPO Link which brings together tablet-based learning, multimedia content and hands-on equipment.
- Bundled offering with Frey incorporates hands-on learning (equipment and curriculum) and provides competitive advantage; opportunity to improve the effectiveness of bid processing and improve Frey sales.
- EPS business unit refocusing its digital strategy; working to develop compelling digital versions/extensions of existing products that have done well; first major launch scheduled for 1H FY 2016.
- Breadth and depth of EPS print backlist remains a valuable asset; sales of products in these categories exclusively handled by inside sales, direct marketing and distributor channels.
- EPS has continued to aggressively address its cost structure to enable it to allocate resources to product development, digital integration with learning management systems and additional selling resources.

SY15 Operational Update

Significant improvements in order cycle time, on-time delivery, FC lines-carryover and FC lines per hour with significantly lower expenses and lower labor costs as a % of revenue.

"Delivering" for our customers during the peak-season was our core priority for SY15 and we did!

Peak-Season Accomplishments

- Successfully met the delivery expectations of our customers by shipping, on average, in less than 48 hours.
- Successfully executed a labor model that allowed us to meet customer expectations, improve the efficiency of our fulfillment centers and deliver our financial metrics.
- Successfully exceeded our customer care response time objectives, representing a major improvement over PY.
- Significantly improved the effectiveness of our Mansfield Fulfilment Center seasonal workforce through improved employee selection and training processes.
- Lowered transportation costs (as a % of revenue) through a change in our small parcel program and better utilization of an LTL route guide tool to more cost-effectively select carriers by zip code.
- Successful Implementation of West Coast Fulfillment Center which allowed same day shipping to key Western states.
- Materially reduced our OSHA recordable rate YOY.

Balance Sheet Review



Consolidated Balance Sheet Comparison

(unaudited)

	October 24, 2015	October 25, 2014
ASSETS		
Current assets:		
Cash and cash equivalents	$ 8,642	$ 10,253
Accounts receivable, less allowance for doubtful accounts of $1,291, $806 and $1,145, respectively	129,408	117,990
Inventories	81,297	70,147
Deferred catalog costs	1,318	2,351
Prepaid expenses and other current assets	14,454	16,498
Refundable income taxes	627	554
Assets held for sale	-	2,200
Total current assets	235,746	219,993
Property, plant and equipment, net	28,109	37,618
Goodwill	21,588	21,588
Intangible assets, net	39,253	46,009
Development costs and other	24,360	32,034
Deferred taxes long-term	5	13
Investment in unconsolidated affiliate	715	715
Total assets	$ 349,776	$ 357,970

	October 24, 2015	October 25, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 28,500	$ 10,273
Accounts payable	35,176	36,348
Accrued compensation	14,097	12,046
Deferred revenue	3,272	2,928
Other accrued liabilities	17,923	14,640
Total current liabilities	98,968	76,235
Long-term debt - less current maturities	148,548	156,510
Other liabilities	1,039	807
Total liabilities	248,555	233,552
Stockholders' equity:		
Preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	119,065	119,533
Accumulated other comprehensive loss	(1,611)	(568)
Retained earnings (accumulated deficit)	(16,234)	5,452
Total stockholders' equity	101,221	124,418
Total liabilities and stockholders' equity	$ 349,776	$ 357,970

(Amounts in thousands)

Working Capital Comparison

(Amounts in millions)

	SY 15		Fiscal 2015				Fiscal 2014				Y-O-Y Change $'S					
	Q1	Q2	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q2 SY15	Q1 SY15	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15
Accounts Receivable	135.1	129.4	135.8	118.0	56.8	58.7	138.9	122.2	56.0	62.6	11.4	(0.7)	(3.1)	(4.2)	0.8	(3.9)
Inventories	121.2	81.3	109.7	70.1	81.3	96.9	104.9	67.7	73.2	93.4	11.2	11.5	4.8	2.4	8.1	3.5
Prepaid expense and other current assets	13.7	14.5	19.2	16.5	18.9	15.9	26.7	14.1	13.7	18.0	(2.0)	(5.5)	(7.5)	2.4	5.2	(2.1)
Accounts Payable	65.4	35.2	53.4	36.3	32.0	41.6	49.1	25.8	23.0	43.0	(1.1)	12.0	4.3	10.5	9.0	(1.4)

	SY 15		Fiscal 2015				Fiscal 2014				Y-O-Y % Change in Days					
	Q1	Q2	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q2 SY15	Q1 SY15	Q1	Q2	Q3	Q4
DSO	61.6	48.0	62.0	45.0	66.5	50.4	62.5	45.3	68.3	52.6	6.7%	-0.6%	-0.8%	-0.7%	-2.6%	-4.2%
DIOH	90.8	47.2	82.6	42.0	145.2	133.0	80.3	40.4	138.2	130.0	12.4%	9.9%	2.9%	4.0%	5.1%	2.3%

Summary (SY15 comparisons)

- Accounts receivable increased YOY by $11.4 million; overall DSO's are up 3.0 days versus prior year. This is due primarily to the level of increase in Project Furniture and Science curriculum revenue late in the quarter; for the months September & October, Project Furniture and Science curriculum sales were up YOY by $9.9 million and $5.1 million, respectively. The product categories have longer collection cycles; approximate additional days for Science and Project Furniture are 8 and 21 days, respectively. While the Company has experienced a slightly longer overall collection cycle, it does not anticipate additional collection risk. However, the number of outbound contacts to customers has been increased to accelerate the timing of collections as much as possible.
- Inventory increases primarily in Furniture (up $5.1M) and Science (up $2.1M) to support open orders and anticipated growth, and a modest amount of inventory held in the West Coast 3PL facility ($2.6M) contribute to the YOY increase; SSI is implementing changes in its inventory planning and procurement processes as management believes it can lower overall days inventory on hand. Management estimates the comparative YOY increase in inventory will narrow by the end of SY15.
- Prepaid expense (which includes prepaid inventory) and other current assets are down YOY for the quarter by $2.0M, off-setting a portion of the working capital increase attributable to Accounts Receivable and Inventory.
- Accounts payable declined by $1.1 million; primarily timing related.

NOTES:

- *1Q F'14 includes both the Predecessor and Successor Companies*
- *DSO's and DIOH's are now calculated based on the last 3-months of activity*

Balance Sheet Review

	As of 10/24/15	As of 10/25/14
Cash and cash equivalents	$8,642	$10,253
ABL Facility, maturing in 2019	$28,500	$9,336
Term Loan, maturing in 2019	$132,100	$142,681
Total 1st Lien Debt	$160,600	$152,017
Term Loan Original Issue Discount	($1,934)	($2,231)
Deferred Cash Payment Obligations	$18,382	$16,997
Total Debt	$177,048	$166,783
Net Debt *(Total Debt - Cash and CE)*	$168,406	$156,530
Equity Market Capitalization	$75,500	$120,000
Enterprise Value	$243,906	$276,530

Key Highlights as of October 24, 2015

- Outstanding ABL facility balance was $28.5 million and $9.3 million as of October 24, 2015 and October 25, 2014, respectively.
  - $10.0 million drawn on the ABL to repay term debt.
  - Reduced ABL line size to $125.0 million (from $175.0 million).
  - Completed 2Q amendment of ABL, resulting in reduced interest rate spread and commitment fees.
- Outstanding gross balance on Term Loan as of October 24, 2015 was $132.1 million vs. $142.7 million as of October 25, 2014.
- Deferred cash payment obligations of $18.4 million payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable in December 2019 expected to be approximately $24.0 million, representing principal plus accrued interest.

(Amounts in thousands)

Free Cash Flow Analysis

School Specialty

	Six Months Ended October 24, 2015		Six Months Ended October 25, 2014	
Adjusted EBITDA	$	62,005	$	57,401
Capex		(2,817)		(5,398)
Product development		(1,997)		(3,318)
Proceeds from asset sales		84		11
Other		(1,816)		(8,005)
Change in working capital		(39,465)		(29,201)
Unleveraged free cash flow		15,994		11,490
Cash interest		(7,903)		(7,976)
Taxes		(1,212)		227
Leveraged free cash flow	$	6,879	$	3,741
Reconciliation to GAAP cash flow:				
Net cash from (used) in operating activities	$	11,609	$	12,446
Net cash from (used) in investing activities		(4,730)		(8,705)
	$	6,879	$	3,741

(Amounts in thousands)

Financial Reconciliations and Footnotes

- SY15 capex lower by $2.6 million and product development lower by $1.3 million; anticipated SY expenditures and strategy consistent with prior outlook.
- In SY15, *Other* of $1.8 million includes $1.0 million of restructuring-related costs included in SG&A and $0.8 million of facility exit and restructuring costs reported as a separate line item in the financial statements.
- In FY15 (prior year), *Other* of $8.0 million includes $5.7 million of restructuring-related costs included in SG&A and $2.0 million of facility exit / restructuring costs and $0.3 million of Reorganization items reported as separate line items in the financial statements.
- Restructuring and non-recurring costs still expected to be approximately $2.0 million or less for SY15, a YOY reduction of $8.2 million.
- Unleveraged free cash flow ("FCF") improved by $4.5 million; Leveraged FCF improved by $3.1 million.
- Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.

Financial Outlook & Executive Summary



CY14 / SY14 Comparative Info and CY15 Outlook

Management indicates upside to prior guidance given on SY15 1Q Update

($'s in millions)	**CY14 Dec 28 - Dec 27**	**SY14 Apr 26 - Dec 27**
Total Revenues	$622.7	$488.6
Gross Profit	$234.1	$182.2
GPM%	*37.6%*	*37.3%*
Total SG&A*	$224.1	$156.5
Expenses as a % of Revenues	*36.0%*	*32.0%*
Operating Income (Loss)	$10.0	$25.7
Net Income (Loss)	($25.8)	$1.4
Adjusted EBITDA	**$38.3**	**$46.0**
Net Unleveraged FCF	**$4.0**	**$19.6**
Cash Interest	($15.6)	($10.6)
Taxes	$0.6	$0.0
Leveraged FCF	**($12.2)**	**$9.0**

(1) The shift in mix driven by the strength of Project Furniture and Science curriculum has resulted in a temporary increase in working capital. For the SY 15 period, this increase is off-setting what would otherwise be a greater YOY improvement in Leveraged FCF, which is expected to be realized in early 2016.

** Excludes restructuring related costs*

CY15 (Jan-Dec) *Updated* Company Outlook

- CY15 total revenues expected to increase by 1.4% – 1.7% over PY, (*previously guided "flat" YOY*).
- CY15 gross profit margins anticipated to decline by approximately 120 bps (*previously guided down 150 bps*).
  - Approximatively 25bps expected to relate to higher product development amortization and the balance relates to product mix shift.
- CY15 total SG&A anticipated to decline by approximately 4.0% vs. CY14 (*prior guidance was a 3% reduction*).
  - Current estimate assumes a $0.6 million increase in depreciation and amortization expense.
  - Assumes $1.9 million higher than planned performance-based incentive compensation.
- CY15 Adjusted EBITDA growth expected to be in the range of 17.5%-20.0% or $45 - $46 million (*prior guidance of up 6-9%*).
- Leveraged FCF guidance reiterated, though management points to the high end of guidance (1).
  - $11-$13 million of improvement in Leveraged FCF expected in CY15
  - In the SY15 period, Leveraged FCF expected to improve by approximately $8-$10 million as compared to SY14.

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects, including the information under the heading "Financial Outlook and Executive Summary", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 25, 2015, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation also includes a presentation of Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Direct Free Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Direct Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) Adjusted EBITDA to GAAP net income for the three and six months ended October 24, 2015 and October 25, 2014 and (ii) Direct Free Cash Flow (unleveraged and leveraged) to Adjusted EBITDA for the three and six months ended October 24, 2015 and October 25, 2014 is included in this Short Year 2015 Second Quarter and Six-Month Financial Update dated December 2, 2015.

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com